Exhibit 5.1


                                                     June 28, 1999

Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

Re:      Conseco, Inc.
         Registration Statement on Form S-3

Gentlemen and Madam:

         I am Executive Vice President, General Counsel and Secretary of Conseco, Inc., an Indiana corporation (the "Company"), and in such capacity, I exercise general supervision over the Company's legal affairs. I and lawyers over whom I exercise general supervision ("we") have acted as counsel to the Company in connection with the Registration Statement on Form S-3 concerning shares of common stock, no par value, of the Company ("Common Stock") to be issued in connection with a Purchase Agreement between the Company and Warburg Dillon Read LLC (the "Purchase Agreement") and a Forward Agreement between the Company and UBS AG, London Branch (the "Forward Agreement"). In connection with our representation, we have examined the corporate records of the Company, including its Amended and Restated Articles of Incorporation, its Amended and Restated By-Laws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation organized and validly existing under the laws of the State of Indiana.

         2. The Purchase Agreement, the Forward Agreement and the shares of Common Stock to be issued pursuant to the Purchase Agreement, the Forward Agreement and the transactions contemplated thereby have been duly authorized by all requisite corporate action.

         3. With respect to the authorized but unissued shares of Common Stock to be issued pursuant to the Purchase Agreement and the Forward Agreement, such shares, when issued in accordance with the terms and provisions for their issuance, will be validly issued, fully paid and non-assessable.





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Board of Directors
June 28, 1999
Page 2
         I consent to the filing of this opinion as an exhibit to the registration statement referred to above and to all references to me in such registration statement.

                                   Very truly yours,


                                   /s/ JOHN J. SABL
                                   ---------------------------------------------
                                       John J. Sabl
                                       Executive Vice President, General Counsel
                                         and Secretary